                                                                    EXHIBIT 11.1

                          SAFEWAY INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                            12 Weeks Ended
                                                                   ----------------------------------------------------------------
                                                                         September 11, 1999                 September 12, 1998
                                                                   -----------------------------       ----------------------------
                                                                     Diluted            Basic            Diluted           Basic
                                                                   -----------       -----------       -----------      -----------
Net income                                                         $     223.4       $     223.4       $     193.7      $     193.7
                                                                   -----------       -----------       -----------      -----------


Weighted average common shares outstanding                               497.6             497.6             483.6            483.6
                                                                                     -----------                         -----------
Common share equivalents                                                  15.8                                25.8
                                                                   -----------                         -----------
Weighted average shares outstanding and common
  share equivalents                                                      513.4                               509.4
                                                                   ===========                         ===========

Earnings per share                                                 $      0.44       $      0.45       $      0.38      $      0.40
                                                                   -----------       -----------       -----------      -----------


Calculation of common share equivalents:

     Options and warrants to purchase common shares                       36.1                                47.7
     Common shares assumed purchased with potential
          proceeds                                                       (20.3)                              (21.9)
                                                                   ===========                         ===========
     Common share equivalents                                             15.8                                25.8
                                                                   ===========                         ===========


Calculation of common shares assumed purchased with potential proceeds:

    Potential proceeds from exercise of options and warrants
          to purchase common shares                                $   1,014.2                         $      923.4
    Common stock price used under the treasury
         stock method                                              $     49.94                         $      42.09
    Common shares assumed purchased with
         potential proceeds                                               20.3                                 21.9

                          SAFEWAY INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                   (CONTINUED)
                     (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
                                   (UNAUDITED)


                                                                                                 36 Weeks Ended
                                                                             -----------------------------------------------------
                                                                                 September 11, 1999           September 12, 1998
                                                                             --------------------------    -----------------------
                                                                               Diluted          Basic        Diluted       Basic
                                                                             ----------      ----------    ----------   ----------
Net income                                                                   $    665.7      $    665.7    $    551.7   $    551.7
                                                                             ----------      ----------    ----------   ----------


Weighted average common shares outstanding                                        495.6           495.6         480.6        480.6
                                                                                             ----------                 ----------
Common share equivalents                                                           17.5                          27.5
                                                                             ----------                    ----------
Weighted average common shares and common
  share equivalents                                                               513.1                         508.1
                                                                             ----------                    ----------


Earnings per share                                                           $     1.30      $     1.34    $     1.09   $     1.15
                                                                             ----------      ----------    ----------   ----------


Calculation of common share equivalents:

     Options and warrants to purchase common shares                                37.8                          48.6
     Common shares assumed purchased with potential
          proceeds                                                                (20.3)                        (21.1)
                                                                             ----------                    ----------
     Common share equivalents                                                      17.5                          27.5
                                                                             ==========                    ==========


Calculation of common shares assumed purchased with potential proceeds:

     Potential proceeds from exercise of options and warrants
          to purchase common shares                                          $  1,053.4                    $    808.2
     Common stock price used under the treasury
          stock method                                                       $    51.87                    $    38.20
     Common shares assumed purchased with
          potential proceeds                                                       20.3                          21.1